UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2021

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

SWK Holdings Corporation (the “Company”) held its 2021 annual meeting of stockholders on June 17, 2021. At the meeting, the Company’s stockholders elected D. Blair Baker, Winston L. Black, Aaron G.L. Fletcher, Christopher W. Haga, Marcus E. Pennington, Edward B. Stead, and Michael D. Weinberg to serve as directors for terms expiring in 2022. Additionally, stockholders voted to ratify the selection of BPM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholders also voted affirmatively on an advisory basis to approve the compensation to certain executives.

1.	Election of Directors

Nominee	For	Withhold Authority	Broker Non-Votes
D. Blair Baker	11,048,244	277,457	0
Winston L. Black	10,425,951	899,750	0
Aaron G.L. Fletcher	10,425,971	899,730	0
Christopher W. Haga	10,392,589	933,112	0
Marcus E. Pennington	11,246,219	79,482	0
Edward B. Stead	10,324,494	1,001,207	0
Michael D. Weinberg	10,212,010	1,113,691	0

2.	Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
11,324,712	969	20	0

3.	Executive Compensation

For	Against	Abstain	Broker Non-Votes
10,416,622	107,398	801,681	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: June 18, 2021